UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2016

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On January 26, 2016, BlueLinx Holdings Inc. (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that, as of January 19, 2016, the Company was not in compliance with Section 802.01B of the NYSE Listed Company Manual because its average global market capitalization over a consecutive 30 trading-day period was less than $50 million, and, at the same time, its stockholders’ equity was less than $50 million.
The Company plans to notify the NYSE on or before February 9, 2016 that it intends to submit a plan to cure the deficiency and return to compliance with NYSE continued listing requirements. Under the NYSE rules, the Company has 45 days from the receipt of the NYSE notice to submit a plan advising the NYSE of definitive action the Company has taken, or is taking, that would bring it into conformity with market capitalization listing standards within 18 months of receipt of the NYSE notice. The NYSE will review the plan and, within 45 days of its receipt, determine whether the Company has made a reasonable demonstration of an ability to conform to the relevant standards in the 18 month period. If the NYSE accepts the plan, the Company’s common stock will continue to be listed and traded on the NYSE during the 18 month cure period, subject to the Company’s compliance with other continued listing standards, and the Company will be subject to quarterly monitoring by the NYSE for compliance with the plan.
The notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with the other NYSE listing standards.
As required under the NYSE rules, the Company issued a press release on February 1, 2016 announcing that it had received the notice of noncompliance. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.
Item 7.01     Regulation FD Disclosure
On February 1, 2016, the Company included information in a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K, announcing, among other things, the receipt of the Notice, above; and additionally, the Company disclosed unrelated information regarding a real estate mortgage extension term sheet.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
99.1	Press Release dated February 1, 2016, announcing the Company's receipt of the NYSE notice, and the unrelated real estate mortgage extension term sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC. By: /s/ Shyam K. Reddy Shyam K. Reddy SVP, General Counsel, and Corporate Secretary

Dated:  February 1, 2016